EXHIBIT 4.3

                              FTI CONSULTING, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED

PURPOSE Forensic Technologies International Corporation, a Maryland corporation ("FTI" or the "Company"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the Forensic Technologies International Corporation 1997 Stock Option Plan (the "Plan"), effective as of March 25, 1997 (the "Effective Date"), to provide options ("Options") to employees and outside directors to purchase shares of the Company's common stock (the "Common Stock").

OPTIONEES          All  Employees  of FTI  and  the  Eligible  Subsidiaries  are
                   eligible for option grants under this Plan, as are the directors of FTI and the Eligible Subsidiaries who are not employees ("Eligible Directors"). Eligible employees and directors become optionees when the Administrator grants them an option under this Plan. The Administrator may also grant options to certain other service providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                   Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR      The Administrator  will be the Compensation  Committee of the
                   Board of Directors of FTI (the "Compensation Committee"). The
                   Board may also act under the Plan as though it were the Compensation Committee.

                   The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the FTI Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or employees of FTI.

                   The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option other than a Formula Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF        Subject to the terms of the Plan, the Administrator  will, in
OPTIONS            its sole  discretion,  determine  the  recipients  of  option
                   grants,   the  terms  of  such   grants,   the  schedule  for
                   exercisability (including any requirements that the optionee or the Company satisfy performance criteria), the time and conditions for expiration of the Option, and the form of payment due upon exercise.

                   The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

                   Options granted to employees may be nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

                   The Administrator may also grant Options in substitution for options held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT      The  Date  of  Grant  will  be  the  date  as  of  which  the
                   Administrator awards an Option to an optionee, as specified in the Administrator's minutes, or as specified in this Plan.

EXERCISE PRICE     The Exercise Price is the value of the consideration  that an optionee must provide  under an Option  Agreement in exchange for  one  share  of  Common  Stock.  The  Administrator  will
                   determine   the  Exercise   Price  under  each  Option.   The
                   Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.

                   The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market Value of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than the greater 100% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option; provided, however, that if the employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more than 10% stock-owners), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option.

     FAIR MARKET   Fair Market  Value of a share of Common Stock for purposes of
        VALUE      the Plan will be determined as follows:

                        if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                        if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                        if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                        if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                   For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                   The Company may use the consideration it receives from the optionee for general corporate purposes.

EXERCISABILITY     The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.

                   Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                   No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

LIMITATION ON      An Option  granted to an employee  will be an ISO only to the
ISOS               extent that the aggregate  Fair Market Value  (determined  at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted.

DIRECTOR
FORMULA GRANTS

                   Each Eligible Director who is first elected or appointed to the Board after the first Annual Meeting of the Stockholders following the Effective Date (i.e., after the 1998 Meeting) will receive a Formula Option as of his election or appointment to purchase 16,000 shares of Common Stock. Each Eligible Director serving on the Board of Directors at an Annual Meeting whose term will continue beyond that Meeting will receive a Formula Option as of that Meeting to purchase 12,500 shares of Common Stock.

     EXERCISE      The  Exercise  Price of each  Option  granted to an  Eligible
     PRICE         Director will be the Fair Market Value on the Date of Grant.

     EXERCISE An Option granted upon each Eligible Director's first SCHEDULE election or appointment to the Board will become exercisable
                   for   one-third   of  the  Shares  it  covers  on  the  first
                   anniversary of the Date of Grant, two-thirds of the Shares it covers on the second anniversary of the Date of Grant, and for the remaining one-third on the third anniversary of the Date of Grant. An Option granted each Eligible Director for
                   Annual Meetings after his or her first election will become exercisable for one-half of the Shares it covers six months after the Date of Grant, and for the remaining one half half of the Shares it covers first anniversary of the Date of Grant. A Formula Option will become exercisable in its entirety upon the director's death, disability, or attainment of age 70. Options will be forfeited to the extent they are not then exercisable if a director resigns or fails to be reelected as a director.

METHOD OF          To  exercise  any  exercisable  portion  of  an  Option,  the
EXERCISE           optionee must:

                   Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates) in a form complying with any rules the Administrator may issue, signed by the optionee and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                   Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                   Deliver  to  the  Administrator  such   representations   and
                   documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                   Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                   If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

OPTION             No one may  exercise  an Option more than ten years after its
EXPIRATION         Date  of  Grant  (or  five  years,  for an ISO  granted  to a
                   more-than-10%  shareholder).   Unless  the  Option  Agreement
                   provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

EMPLOYMENT         The date of termination  of employment  (other than for death
TERMINATION        or  Disability),  where  termination of employment  means the time when the  employer-employee  or other  service-providing relationship  between the  employee  and the Company ends for any reason, including retirement. Unless the Option Agreement
                   provides  otherwise,   termination  of  employment  does  not
                   include instances in which the Company  immediately rehires a
                   common  law  employee  as  an  independent  contractor.   The
                   Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

DISABILITY         For disability,  the earlier of (i) the first  anniversary of the  optionee's  termination of employment for disability and
                   (ii) thirty (30) days after the optionee no longer has a disability, where disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

DEATH              The date twelve months after the optionee's death.

                        If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee.

                        Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable.

OPTION             Option Agreements will set forth the terms of each Option and
AGREEMENT          will include such terms and  conditions,  consistent with the
                   Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

STOCK SUBJECT      Except as adjusted below under SUBSTANTIAL CORPORATE CHANGES,
TO PLAN            the  aggregate  number of shares of Common  Stock that may be issued under the Options (whether ISOs or NQSOs) may not exceed 2,000,000 shares and no individual may receive Options under the Plan for more than 500,000 shares in a calendar year. The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new
                   Options (but will be counted against that calendar year's limit for a given individual).

                   No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                   The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for such shares upon the exercise of the Option.

                   The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO         During the optionee's lifetime, only the optionee or his duly
MAY EXERCISE       appointed  guardian or personal  representative  may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS        Subject to any required action by the Company (which it shall
UPON CHANGES       promptly  take)  or  its  stockholders,  and  subject  to the
IN CAPITAL STOCK   provisions of applicable corporate law, if, after the Date of
                   Grant of an Option,

                        the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration, the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

                   The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                   Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL        Upon a Substantial Corporate Change, the Plan and the Options
CORPORATE          will  terminate  unless  provision  is  made  in  writing  in
CHANGE             connection with such transaction for

                        the assumption or continuation of outstanding Options, or

                        the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

                   Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                   A Substantial Corporate Change means the

                        dissolution or liquidation of the Company,

                        merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                        the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY         Employees  of  Company   Subsidiaries  will  be  entitled  to
EMPLOYEES          participate  in the Plan,  except as otherwise  designated by the Board of Directors or the Committee.

                   Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For NQSOs, the Board or the Committee can use a different definition of Subsidiary in its discretion.

LEGAL              The Company  will not issue any shares of Common  Stock under
COMPLIANCE         an  Option  until  all  applicable  requirements  imposed  by
                   Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                   The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the

                   Plan and Options may be granted and exercised only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR       Unless a  registration  statement  under the  Securities  Act
INVESTMENT         covers the shares of Common Stock an optionee  receives  upon
AND OTHER          exercise of his Option, the Administrator may require, at the
RESTRICTIONS       time of such exercise,  that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

                        that the shares purchased on exercise of the Option are not so registered,

                        that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

                   Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                   The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING    The optionee must satisfy all applicable Federal,  state, and local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares
                   (with the distribution of net shares).

TRANSFERS,         Unless the  Administrator  otherwise  approves  in advance in
ASSIGNMENTS,       writing, an Option may not be assigned, pledged, or otherwise
AND PLEDGES        transferred  in  any  way,  whether  by  operation  of law or otherwise  or  through  any  legal or  equitable  proceedings
                   (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 then applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

AMENDMENT OR       The Board may amend,  suspend,  or terminate  the Plan at any
TERMINATION        time,   without  the  consent  of  the   optionees  or  their
OF PLAN AND        beneficiaries;  provided,  however,  that no  amendment  will
OPTIONS            deprive  any  optionee  or   beneficiary  of  any  previously
                   declared Option. Except as required by law or by the SUBSTANTIAL CORPORATE CHANGES section, the Administrator may not,

                   without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

PRIVILEGES OF No optionee and no beneficiary or other person claiming under STOCK OWNERSHIP or through such optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

EFFECT  ON  1992   No  additional  options  will be granted  under the  Forensic
OPTION PLAN        Technologies  International  Corporation  1992  Stock  Option
                   Plan.

EFFECT ON          Whether exercising an Option causes the optionee to accrue or
OTHER PLANS        receive  additional  benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON     Notwithstanding   any  other   provisions  of  the  Plan,  no
LIABILITY          individual  acting as a director,  employee,  or agent of the
                   Company  shall be liable to any  optionee,  former  optionee, spouse, beneficiary, or any other person for any claim, loss, liability,  or expense  incurred in connection with the Plan, nor shall such individual be personally liable because of any contract  or  other  instrument  he  executes  in such  other capacity.  The Company will  indemnify and hold harmless each director,  employee, or agent of the Company to whom any duty or power relating to the  administration or interpretation of the Plan has been or will be  delegated,  against any cost or expense (including  attorneys' fees) or liability  (including any sum paid in  settlement  of a claim with the FTI  Board's
                   approval)   arising  out  of  any  act  or  omission  to  act
                   concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT      Nothing  contained  in this Plan  constitutes  an  employment
CONTRACT           contract between the Company and the optionee.  The Plan does not give the optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE LAW     The laws of the State of  Maryland  (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN   Unless  the  FTI  Board   extends   the  Plan's   term,   the
                   Administrator may not grant Options after March 25, 2007. The
                   Plan  will  then   terminate  but  will  continue  to  govern
                   unexercised and unexpired Options.

APPROVAL OF        The Plan must be submitted to the shareholders of the Company
SHAREHOLDERS       for  their  approval  within  12  months  after  the Board of
                   Directors of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.